UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2013

FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State or other jurisdiction of incorporation)

0-17071
(Commission File Number)

35-1544218
(IRS Employer Identification No.)

200 East Jackson Street
Muncie, Indiana
(Address of principal executive offices)

47305-2814
(Zip Code)

Registrant’s telephone number, including area code:  (765) 747-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On January 3, 2013, First Merchants Corporation (the “Company”) redeemed 22,695.94 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) held by the U.S. Department of the Treasury (the “Treasury”) at an aggregate redemption price of $22,695,940, plus accrued but unpaid dividends.  The Series B Preferred Stock was issued to the Treasury in September of 2011 as part of the Company’s participation in the Small Business Lending Fund Program.  Following the redemption, the Treasury holds 68,087 shares of Series B Preferred Stock representing a remaining liquidation amount of approximately $68 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 8, 2013

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
   Mark K. Hardwick,
   Executive Vice President and
   Chief Financial Officer